Exhibit 99.1

For investors	For media
+1 858-836-5000	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Fourth Quarter of Fiscal Year 2024

•	Year-over-year revenue grows 9%, operating profit up 38%, non-GAAP operating profit up 30%

•	Operating cash flow of $440 million

•	Quarterly dividend increases 10% to $0.53 per share

•	Company to host an Investor Day on September 30, 2024

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, August 1, 2024 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended June 30, 2024.

Fourth Quarter 2024 Highlights

All comparisons are to the prior year period

•	Revenue increased by 9% to $1.2 billion; up 10% on a constant currency basis

•	Gross margin improved 350 bps to 58.5%; non-GAAP gross margin improved 330 bps to 59.1%

•	Income from operations increased 38%; non-GAAP income from operations up 30%

•	Operating cash flow of $440 million and debt repayments of $300 million

•	Diluted earnings per share of $1.98; non-GAAP diluted earnings per share of $2.08

Full Year 2024 Highlights

All comparisons are to the prior year period

•	Revenue increased by 11% to $4.7 billion; up 11% on a constant currency basis

•	Gross margin improved 90 bps to 56.7%; non-GAAP gross margin improved 120 bps to 57.7%

•	Income from operations increased 17%; non-GAAP income from operations up 21%

•	Operating cash flow of $1.4 billion and debt repayments of $0.8 billion

•	Diluted earnings per share of $6.92; non-GAAP diluted earnings per share of $7.72

“Our fourth quarter and full-year fiscal year 2024 results demonstrate strong performance across all sectors of our business,” said Mick Farrell, Chairman & CEO of ResMed. “Ongoing patient and customer demand for our best-in-class products and software solutions is incredibly strong, driving solid growth across our devices, masks, and software businesses. The global ResMed team’s focus on operating excellence, ongoing cost discipline, and profitable growth acceleration resulted in gross margin expansion, strong operating leverage, and double-digit growth in bottom-line profitability.

RMD Fourth Quarter 2024 Earnings Press Release – August 1, 2024	Page 2 of 10

“Nearly 2.5 billion suffer from major sleep health and breathing disorders. As the market leader in these significantly underpenetrated markets, we’re well-positioned as the clear leader to drive increased market penetration, demand generation, and accelerate growth for our businesses. We’re laser-focused on increasing awareness with the fast-growth population of sleep-health-interested consumers, creating virtual pathways that expand access to therapies, while offering a broad portfolio of medical device products, software solutions, and beyond, as we deliver value for all ResMed stakeholders.”

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	June 30, 2024	June 30, 2023	% Change	Constant Currency (A)
Revenue	$1,223.2	$1,122.1	9%	10%
Gross margin	58.5%	55.0%	6
Non-GAAP gross margin (B)	59.1%	55.8%	6
Selling, general, and administrative expenses	242.2	240.7	1	1
Research and development expenses	80.9	78.1	3	4
Income from operations	381.2	275.3	38
Non-GAAP income from operations (B)	400.5	307.0	30
Net income	292.2	229.7	27
Non-GAAP net income (B)	306.3	235.5	30
Diluted earnings per share	$1.98	$1.56	27
Non-GAAP diluted earnings per share (B)	$2.08	$1.60	30

	Twelve Months Ended
	June 30, 2024	June 30, 2023	% Change	Constant Currency (A)
Revenue	$4,685.3	$4,223.0	11%	11%
Gross margin	56.7%	55.8%	2
Non-GAAP gross margin (B)	57.7%	56.5%	2
Selling, general, and administrative expenses	917.1	874.0	5	5
Research and development expenses	307.5	287.6	7	8
Income from operations	1,319.9	1,131.9	17
Non-GAAP income from operations (B)	1,478.4	1,224.4	21
Net income	1,021.0	897.6	14
Non-GAAP net income (B)	1,139.3	949.8	20
Diluted earnings per share	$6.92	$6.09	14
Non-GAAP diluted earnings per share (B)	$7.72	$6.44	20

(A)

In order to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

RMD Fourth Quarter 2024 Earnings Press Release – August 1, 2024	Page 3 of 10

Discussion of Fourth Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 10 percent on a constant currency basis, driven by increased demand for our sleep devices and masks portfolio, as well as strong growth across our Software as a Service business.

•	Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 10 percent.

•	Revenue in Europe, Asia, and other markets, excluding Software as a Service, grew by 8 percent on a constant currency basis.

•	Software as a Service revenue increased by 10 percent, reflecting continued organic growth in our SaaS portfolio.

•

Gross margin increased by 350 basis points mainly due to reduced freight and manufacturing cost improvements, an increase in average selling prices as well as favorable product mix. Non-GAAP gross margin increased by 330 basis points due to the same factors.

•

Selling, general, and administrative expenses increased by 1 percent on a constant currency basis. SG&A expenses improved to 19.8 percent of revenue in the quarter, compared with 21.5 percent in the same period of the prior year. The modest increase in SG&A expenses reflects cost management initiatives implemented during the December quarter.

•	Income from operations increased by 38 percent, and non-GAAP income from operations increased by 30 percent.

•

Net income for the quarter was $292 million and diluted earnings per share was $1.98. Non-GAAP net income increased by 30 percent to $306 million, and non-GAAP diluted earnings per share increased by 30 percent to $2.08, predominantly attributable to strong sales and gross margin improvement as well as modest growth in operating expenses.

•	Operating cash flow for the quarter was $440 million, compared to net income in the current quarter of $292 million and non-GAAP net income of $306 million.

•	During the quarter, we paid $71 million in dividends and repurchased 232,000 shares for consideration of $50 million as part of our ongoing capital management.

Other Business and Operational Highlights

•

Supported the presentation of 39 clinical research abstracts at the annual American Thoracic Society (26 abstracts) and SLEEP (13 abstracts) conferences, demonstrating the breadth and depth of ResMed’s leadership in generating and analyzing real-world evidence in support of better clinical and patient outcomes. Research focused on a variety of topics including the increasing prevalence of Obstructive Sleep Apnea (OSA), the economic benefits of treating OSA, and the relationship between OSA and depression in women.

RMD Fourth Quarter 2024 Earnings Press Release – August 1, 2024	Page 4 of 10

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.53 per share. The dividend will have a record date of August 15, 2024, payable on September 19, 2024. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be August 14, 2024, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from August 14, 2024, through August 15, 2024, inclusive.

Webcast details

ResMed will discuss its fourth quarter fiscal year 2024 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q4 2024 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13747201. The telephone replay will be available until August 15, 2024.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

– More –

RMD Fourth Quarter 2024 Earnings Press Release – August 1, 2024	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net revenue	$1,223,195	$1,122,057	$4,685,297	$4,222,993
Cost of sales	499,681	496,276	1,982,769	1,836,935
Amortization of acquired intangibles (1)	7,987	8,395	32,963	30,396
Masks with magnets field safety notification expenses (1)	—	—	6,351	—
Astral field safety notification expenses (1)	—	—	7,911	—

Total cost of sales	$507,668	$504,671	$2,029,994	$1,867,331

Gross profit	$715,527	$617,386	$2,655,303	$2,355,662
Selling, general, and administrative	242,187	240,687	917,136	874,003
Research and development	80,861	78,144	307,525	287,642
Amortization of acquired intangibles (1)	11,262	12,319	46,521	42,020
Restructuring expenses (1)	—	9,177	64,228	9,177
Acquisition related expenses (1)	—	1,792	—	10,949

Total operating expenses	$334,310	$342,119	$1,335,410	$1,223,791

Income from operations	$381,217	$275,267	$1,319,893	$1,131,871
Other income (expenses), net:
Interest expense, net	$(5,920)	$(14,943)	$(45,708)	$(47,379)
Gain (loss) attributable to equity method investments	868	(2,228)	(1,848)	(7,265)
Gain on equity investments (1)	(15,473)	(1,583)	(4,045)	9,922
Gain on insurance recoveries (1)	—	20,227	—	20,227
Other, net	(2,960)	61	(3,494)	(5,712)

Total other income (expenses), net	(23,485)	1,534	(55,095)	(30,207)

Income before income taxes	$357,732	$276,801	$1,264,798	$1,101,664
Income taxes	65,495	47,137	243,847	204,108

Net income	$292,237	$229,664	$1,020,951	$897,556

Basic earnings per share	$1.99	$1.56	$6.94	$6.12
Diluted earnings per share	$1.98	$1.56	$6.92	$6.09
Non-GAAP diluted earnings per share (1)	$2.08	$1.60	$7.72	$6.44
Basic shares outstanding	146,915	147,015	147,021	146,765
Diluted shares outstanding	147,533	147,554	147,550	147,455

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

– More –

RMD Fourth Quarter 2024 Earnings Press Release – August 1, 2024	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	June 30, 2024	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$238,361	$227,891
Accounts receivable, net	837,275	704,909
Inventories	822,250	998,012
Prepayments and other current assets	459,833	437,018

Total current assets	$2,357,719	$2,367,830
Non-current assets:
Property, plant, and equipment, net	$548,025	$537,856
Operating lease right-of-use assets	151,121	127,955
Goodwill and other intangibles, net	3,327,959	3,322,640
Deferred income taxes and other non-current assets	487,570	395,427

Total non-current assets	$4,514,675	$4,383,878

Total assets	$6,872,394	$6,751,708

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$237,728	$150,756
Accrued expenses	377,678	365,660
Operating lease liabilities, current	25,278	21,919
Deferred revenue	152,554	138,072
Income taxes payable	107,517	72,224
Short-term debt	9,900	9,902

Total current liabilities	$910,655	$758,533
Non-current liabilities:
Deferred revenue	$137,343	$119,186
Deferred income taxes	79,339	90,650
Operating lease liabilities, non-current	141,444	116,853
Other long-term liabilities	42,257	68,166
Long-term debt	697,313	1,431,234
Long-term income taxes payable	—	37,183

Total non-current liabilities	$1,097,696	$1,863,272

Total liabilities	$2,008,351	$2,621,805

Stockholders’ equity
Common stock	$588	$588
Additional paid-in capital	1,896,604	1,772,083
Retained earnings	4,991,647	4,253,016
Treasury stock	(1,773,267)	(1,623,256)
Accumulated other comprehensive income	(251,529)	(272,528)

Total stockholders’ equity	$4,864,043	$4,129,903

Total liabilities and stockholders’ equity	$6,872,394	$6,751,708

– More –

RMD Fourth Quarter 2024 Earnings Press Release – August 1, 2024	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Twelve Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net income	$292,237	$229,664	$1,020,951	$897,556
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	43,677	46,760	176,870	165,156
Amortization of right-of-use assets	11,077	8,440	39,339	32,406
Stock-based compensation costs	21,392	19,927	80,184	71,142
(Gain) loss attributable to equity method investments, net of dividends received	(868)	5,102	1,848	10,138
(Gain) loss on equity investments	15,473	1,584	4,045	(9,922)
Non-cash restructuring expenses	—	9,177	33,239	9,177
Gain on insurance recoveries	—	(20,227)	—	(20,227)
Changes in operating assets and liabilities:
Accounts receivable, net	(57,523)	(18,059)	(134,278)	(106,511)
Inventories, net	8,910	6,257	172,203	(248,833)
Prepaid expenses, net deferred income taxes and other current assets	(16,237)	(51,518)	(115,213)	(138,125)
Accounts payable, accrued expenses, income taxes payable and other	121,975	330	122,072	31,342

Net cash provided by operating activities	$440,113	$237,437	$1,401,260	$693,299
Cash flows from investing activities:
Purchases of property, plant, and equipment	(24,881)	(34,449)	(99,460)	(119,672)
Patent registration and acquisition costs	(1,442)	(4,285)	(15,396)	(14,328)
Business acquisitions, net of cash acquired	(19,697)	(1,524)	(133,464)	(1,012,749)
Purchases of investments	(3,073)	(2,500)	(12,765)	(32,229)
Proceeds from exits of investments	750	—	1,000	3,937
(Payments) / proceeds on maturity of foreign currency contracts	1,833	(3,765)	(9,699)	15,196

Net cash used in investing activities	$(46,510)	$(46,523)	$(269,784)	$(1,159,845)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	27,696	23,493	53,094	49,142
Purchases of treasury stock	(50,004)	—	(150,011)	—
Taxes paid related to net share settlement of equity awards	(421)	(334)	(8,757)	(30,631)
Payments of business combination contingent consideration	—	(2,045)	(1,293)	(2,361)
Proceeds from borrowings, net of borrowing costs	—	—	105,000	1,070,000
Repayment of borrowings	(300,000)	(145,000)	(835,000)	(405,000)
Dividends paid	(70,553)	(64,705)	(282,320)	(258,276)

Net cash (used in) / provided by financing activities	$(393,282)	$(188,591)	$(1,119,287)	$422,874

Effect of exchange rate changes on cash	$130	$(2,326)	$(1,719)	$(2,147)

Net increase / (decrease) in cash and cash equivalents	451	(3)	10,470	(45,819)
Cash and cash equivalents at beginning of period	237,910	227,894	227,891	273,710

Cash and cash equivalents at end of period	$238,361	$227,891	$238,361	$227,891

– More –

RMD Fourth Quarter 2024 Earnings Press Release – August 1, 2024	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and restructuring expense related to cost of sales and are reconciled below:

	Three Months Ended		Twelve Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue	$1,223,195	$1,122,057	$4,685,297	$4,222,993
GAAP cost of sales	$507,668	$504,671	$2,029,994	$1,867,331
Less: Amortization of acquired intangibles (A)	(7,987)	(8,395)	(32,963)	(30,396)
Less: Masks with magnets field safety notification expenses (A)	—	—	(6,351)	—
Less: Astral field safety notification expenses (A)	—	—	(7,911)	—

Non-GAAP cost of sales	$499,681	$496,276	$1,982,769	$1,836,935
GAAP gross profit	$715,527	$617,386	$2,655,303	$2,355,662
GAAP gross margin	58.5%	55.0%	56.7%	55.8%
Non-GAAP gross profit	$723,514	$625,781	$2,702,528	$2,386,058
Non-GAAP gross margin	59.1%	55.8%	57.7%	56.5%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Twelve Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP income from operations	$381,217	$275,267	$1,319,893	$1,131,871
Amortization of acquired intangibles—cost of sales (A)	7,987	8,395	32,963	30,396
Amortization of acquired intangibles—operating expenses (A)	11,262	12,319	46,521	42,020
Restructuring (A)	—	9,177	64,228	9,177
Masks with magnets field safety notification expenses (A)	—	—	6,351	—
Astral field safety notification expenses (A)	—	—	7,911	—
Acquisition-related expenses (A)	—	1,792	483	10,949

Non-GAAP income from operations	$400,466	$306,950	$1,478,350	$1,224,413

– More –

RMD Fourth Quarter 2024 Earnings Press Release – August 1, 2024	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Twelve Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP net income	$292,237	$229,664	$1,020,951	$897,556
Amortization of acquired intangibles—cost of sales (A)	7,987	8,395	32,963	30,396
Amortization of acquired intangibles—operating expenses (A)	11,262	12,319	46,521	42,020
Restructuring expenses (A)	—	9,177	64,228	9,177
Masks with magnets field safety notification expenses (A)	—	—	6,351	—
Astral field safety notification expenses (A)	—	—	7,911	—
Acquisition-related expenses (A)	—	1,792	483	10,949
Gain on insurance recoveries (A)	—	(20,227)	—	(20,227)
Income tax effect on non-GAAP adjustments (A)	(5,145)	(5,631)	(40,114)	(20,114)

Non-GAAP net income (A)	$306,341	$235,489	$1,139,294	$949,757

GAAP diluted shares outstanding	147,533	147,554	147,550	147,455
GAAP diluted earnings per share	$1.98	$1.56	$6.92	$6.09
Non-GAAP diluted earnings per share (A)	$2.08	$1.60	$7.72	$6.44

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, field safety notification expenses, acquisition-related expenses, gain on insurance recoveries, and associated tax effects from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

– More –

RMD Fourth Quarter 2024 Earnings Press Release – August 1, 2024	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	June 30, 2024	(A)	June 30, 2023	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$406.2		$387.2		5%
Masks and other	321.2		273.7		17

Total U.S., Canada and Latin America	$727.4		$660.9		10
Combined Europe, Asia, and other markets
Devices	$228.8		$215.2		6%	8%
Masks and other	115.0		107.4		7	9

Total Combined Europe, Asia and other markets	$343.9		$322.6		7	8
Global revenue
Total Devices	$635.1		$602.4		5%	6%
Total Masks and other	436.2		381.0		14	15

Total Sleep and Respiratory Care	$1,071.3		$983.5		9	9
Software as a Service	151.9		138.6		10	10

Total	$1,223.2		$1,122.1		9	10

	Twelve Months Ended
	June 30, 2024	(A)	June 30, 2023	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$1,522.8		$1,444.4		5%
Masks and other	1,199.8		1,039.0		15

Total U.S., Canada and Latin America	$2,722.6		$2,483.4		10
Combined Europe, Asia, and other markets
Devices	$921.3		$826.3		11%	10%
Masks and other	457.4		415.3		10	8

Total Combined Europe, Asia and other markets	$1,378.6		$1,241.6		11	10
Global revenue
Total Devices	$2,444.0		$2,270.7		8%	7%
Total Masks and other	1,657.2		1,454.3		14	13

Total Sleep and Respiratory Care	$4,101.2		$3,725.0		10	10
Software as a Service	584.1		498.0		17	17

Total	$4,685.3		$4,223.0		11	11

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

– End –